Exhibit 10.7

DATED 2nd FEB 2024

DEED

between

SUNTERA (IOM) LIMITED

MATTHEW PALMER AND MARIA LOURDES RIVAS MINGORANCE

CURLAN LIMITED

and

GAMES GLOBAL LIMITED

CONTENTS

CLAUSE

1.	Interpretation	2
2.	Appointment of corporate representations	4
3.	Restriction on share transfer	4
4.	Directors of Curlan	5
5.	Governing law and jurisdiction	5
6.	Counterparts	6
7.	Entire Deed	7
8.	Variation	7
9.	Severability	7
10.	Assignment	7
11.	Service of notices	7

Dated 2nd Feb 2024

Parties

(1)	Suntera (IOM) Limited a company registered in the Isle of Man having registration number 018058V and its registered address at PO Box 227, Peveril Buildings, Peveril Square, Douglas, IM99 1RZ, Isle of Man (“Suntera”);

(2)	Matthew Palmer of [***] (“Mr Palmer”) and Maria Lourdes Rivas Mingorance of [***] (“Ms Mingorance”);

(3)	Curlan Limited a company registered in the Isle of Man having registration number 020382V and its registered address at PO Box 227, Peveril Buildings, Peveril Square, Douglas, IM99 1RZ, Isle of Man (“Curlan”); and

(4)	Games Global Limited, a company registered in the Isle of Man having registration number 019102V and its registered address at 62 Circular Road, Douglas, IM1 1AE, Isle of Man (“Games Global”).

Background

(A)	Suntera owns two ordinary shares in Curlan and is the immediate and sole parent of Curlan.

(B)	Curlan is managed and controlled by Mr Palmer and Ms Mingorance as its Directors, the purpose of Curlan being to act as the sole trustee of the Trust.

(C)	The Trust indirectly owns interests in Games Global as well as Games Global’s subsidiary, Games Global USA Inc. (“GG”).

(D)	Suntera wants to enter into this Deed in connection with GG’s USA regulatory status and so to advance the interests of the Trust.

Operative provisions

1.	Interpretation

The following definitions and rules of interpretation in this clause apply in this Deed unless the context otherwise requires:

1.1.	The “Articles” means the articles of association of Curlan dated 30 September 2022 and each an “Article”.

1.2.	“Incapacity” means incapacity caused by physical or medical or mental handicap or deterioration resulting in inability to manage one’s own affairs or to understand the nature or consequences of one’s actions and “Incapable” shall have a corresponding meaning.

1.3.	“New Director” is defined in clause 4.

1.4.	The “Relevant Director” means Mr Palmer (so long as he is a Director of Curlan) and, failing him, Ms Mingorance (so long as she is a Director of Curlan) and, failing her, each New Director (so long as a Director of Curlan) in order of seniority. For this purpose, seniority shall be determined by length of appointment as a Director of Curlan, so that the longest appointed shall be deemed the most senior; and, as between Directors appointed on the same date, shall be determined by their ages, so that the older is senior to the younger.

1.5.	The “Trust” means the Zinnia Trust established by a Declaration of Trust dated 12 October 2022 by Curlan as the Original Trustee.

1.6.	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.7.	Subject to any other definitions in this Deed (and including the recitals) words and expressions defined in the Trust or the Articles shall bear the same meanings herein.

1.8.	Words in the singular shall include the plural and vice versa.

1.9.	A reference to one gender shall include a reference to the other genders.

1.10.	A reference to a statute or statutory provision is a reference to it as it is in force for the time being, taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.

1.11.	A reference to a clause is to a clause of this Deed.

1.12.	This Deed shall be binding on, and enure to the benefit of, the parties to this Deed and their respective personal representatives, successors and permitted assigns, and references to any party shall include that party’s personal representatives, successors or permitted assigns.

1.13.	A reference to writing or written includes faxes but not e-mail.

2.	Appointment of corporate representatives

2.1.	Pursuant to Article 14.19 Suntera, being the sole member of and the holder of the two ordinary issued shares in Curlan, hereby irrevocably appoints the Relevant Director to be its sole and only representatives (the “Representatives” and each a “Representative”) to attend and vote (and exercise all other rights of Suntera as a Shareholder in Curlan) at each and every meeting of the Shareholders of Curlan held or to be held after the date hereof and at any adjournment thereof.

2.2.	The Representative attending any meeting of the Shareholders of Curlan is authorised to act and vote on behalf of Suntera in such manner as he/she considers in his/her absolute discretion to be in the interests of the Trust for so long as Curlan is trustee of the Trust.

2.3.	Subject to the terms of this Deed, the appointment contained in clause 2.1 cannot be revoked, terminated, altered or overridden in any way by Suntera and Suntera covenants with each of the other parties to this Deed not to take or purport or attempt to take any such action.

2.4.	The appointment of any Representative contained in clause 2.1 shall terminate upon the incapacity of that Representative.

2.5.	For the avoidance of doubt, the appointment contained in this clause 2 includes authority to consent in writing to any resolution of Shareholders to be passed pursuant to Article 14.22.

2.6.	Curlan acknowledges and accepts the appointment contained in this clause and covenants and undertakes not to accept or allow to be accepted any votes or other action on behalf of Suntera that is inconsistent therewith.

3.	Restriction on share transfer

3.1.	Suntera covenants and undertakes with each of the other parties to this Deed not to transfer or purport to transfer any shares in Curlan or any interest in or grant or create any security over any share in Curlan for so long as Curlan is trustee of the Trust.

3.2.	The option contained in the following provisions of this clause may only be exercised if Suntera breaches clause 3.1.

3.3.	Subject to the condition in clause 3.2, Suntera grants to the Relevant Director (the “Buyer”) an option (the “Option”) to purchase all of the shares in Curlan registered in the name of Suntera (the “Option Shares”) for (in aggregate) £1 on the terms set out herein.

3.4.	The Option Shares shall be sold with all the rights of an absolute legal and beneficial owner free from all liens, charges and encumbrances and with all rights attached to them at the date of completion.

3.5.	The Option may be exercised at any time after the condition in clause 3.2 is satisfied.

3.6.	The Option shall be exercised only by the Buyer giving Suntera a notice (the “Exercise Notice”) in accordance with clause 11 which shall include:

(a)	the date on which the Exercise Notice is given;

(b)	a statement to the effect that the Buyer is exercising the Option;

(c)	a date, which is no less than five and no more than 15 Business Days after the date of the Exercise Notice, on which completion is to take place; and

(d)	a signature by or on behalf of the Buyer.

3.7.	As security for the performance of Suntera’s obligations under the Option, Suntera shall on the date of this Deed deliver to Curlan a stock transfer form duly executed by Suntera, with the Buyer’s name blank and undated, which the Buyer is authorised to complete, date and deliver upon exercise of the Option and which Curlan shall in such event be obliged to and undertakes to register.

3.8.	Curlan acknowledges and accepts the restrictions and option contained in this clause and covenants and undertakes not to accept or allow to be accepted any transfer or other action on behalf of Suntera that is inconsistent therewith.

4.	Directors of Curlan

4.1.	Curlan undertakes to each of the other parties to this Deed to procure that no person is appointed as a Director of Curlan (a “New Director”) unless such person has entered into a deed acceding to this Deed in the form scheduled to this Deed (a “Deed of Accession”).

4.2.	A Deed of Accession shall be binding on all parties to this Deed even though not party to the Deed of Accession.

4.3.	Any party to this Deed who is (and for so long as) a Director of Curlan shall procure, so far as lawfully able by the exercise of their powers as such Director, that Curlan complies with its obligations under this Deed.

4.4.	Any party to this Deed who is a Director of Curlan shall, upon ceasing to be a Director of Curlan, cease to be a party to this Deed.

5.	Undertaking to Hold Representatives Harmless

5.1.	Games Global hereby undertakes, for a period from the date of this Deed until the expiry of 6 (six) years following the date on which Curlan ceases to be a trustee of the Trust and subject to clause 5.3 below, to hold each of the Representatives, and any New Director who becomes a Representative, harmless against any liabilities, losses, claims, actions, costs, damages, and expenses which a Representative may suffer or incur as a result of such Representative acting and voting on behalf of Suntera as he/she considers in his/her absolute discretion to be in the interests of the Trust, as authorised by Suntera in terms of clause 2 above.

5.2.	Games Global hereby undertakes, for a period from the date of this Deed until the expiry of 6 (six) years following the date on which Curlan ceases to be a trustee of the Trust and subject to clause 5.3 below, to hold Suntera harmless against any liabilities, losses, claims, actions, costs, damages, and expenses which Suntera may suffer or incur as a result of any change to Suntera’s provision of services to the Trust (including the provision of Curlan to act as trustee) and/or any company forming part of the Trust Fund which is brought about as a result of the parties entering into this Deed.

5.3.	Games Global’s maximum liability for all cumulative instances of damages, claims, losses, indemnities, or costs arising directly or indirectly from clause 5.1 and 5.2, whensoever arising, shall not exceed the aggregate amount of £3,000,000 (three million pounds). Nothing in this Deed shall limit liability arising in respect of death or personal injury arising from negligence, fraud or fraudulent misrepresentation, wilful misconduct or any other liability which may not be limited or excluded by law.

6.	Governing law and jurisdiction

6.1.	This Deed and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its formation shall be governed by and construed in accordance with the law of the Isle of Man.

6.2.	Each party irrevocably agrees that the courts of the Isle of Man shall have jurisdiction to settle any dispute or claim that arises out of or in connection with this Deed or its formation.

7.	Counterparts

7.1.	This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one Deed.

7.2.	Transmission of an executed counterpart of this Deed (but for the avoidance of doubt not just a signature page) by (a) fax or (b) e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed. If either method of delivery is adopted, without prejudice to the validity of the Deed thus made, each party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter.

7.3.	No counterpart shall be effective until each party has executed at least one counterpart.

8.	Entire Deed

8.1.	This Deed constitutes the entire Deed between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

8.2.	Each party acknowledges that in entering into this Deed it does not rely on, and shall have no remedies in respect of, any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this Deed.

8.3.	Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this Deed.

9.	Variation

9.1.	No variation of this Deed shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

10.	Severability

10.1.	If any provision of this Deed is found to be void or unenforceable, that provision shall be deemed to be deleted from this Deed. The remaining provisions of this Deed shall continue in full force and effect and the parties shall use their respective reasonable endeavours to procure that any such provision is replaced by a provision which is valid and enforceable and which gives effect to the spirit and intent of this Deed.

10.2.	If any provision or part-provision of this Deed is invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

11.	Assignment

11.1.	No assignment of a party’s rights under this Deed is permitted.

12.	Service of notices

12.1.	A notice given to a party under or in connection with this Deed shall be in writing and sent to the party at the address or to the fax number given in this Deed or as otherwise notified in writing to the other party.

12.2.	The following table sets out methods by which a notice may be sent and, if sent by that method, the corresponding deemed delivery date and time:

Delivery method	Deemed delivery date and time
Delivery by hand.	On signature of a delivery receipt.
Pre-paid recorded delivery post or other next working day delivery service providing proof of delivery.	The time recorded by the delivery service or failing such being recorded 9.00 am on the second Business Day after posting.

12.3.	For the purpose of clause 0 and calculating deemed receipt:

(a)	all references to time are to local time in the place of deemed receipt; and

(b)	if deemed receipt would occur in the place of deemed receipt on a Saturday or Sunday or a public holiday when banks are not open for business, deemed receipt is deemed to take place at 9.00 am on the day when business next starts in the place of receipt.

12.4.	This clause does not apply to the service of any proceedings or other documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

12.5.	A notice given under this Deed is not valid if sent by email.

IN WITNESS WHEREOF the parties have executed or signed (as the case may be) this Deed as a deed and delivered it on the date first written above

SCHEDULE — FORM OF DEED OF ACCESSION

THIS DEED is dated __________________

BY: [name and address of new director] (the “New Director”)

BACKGROUND

This deed is entered into pursuant to clause 4 of a Deed dated [ ] 2023, made between (1) Suntera (IOM) Limited (2) Matthew Palmer and Lourdes Rivas Mingorance and (3) Curlan Limited (the “Deed”).

OPERATIVE PROVISIONS

1.	Words and expressions used in this deed shall, unless the context expressly requires otherwise, have the meaning given to them in the Deed.

2.	The New Director confirms having been supplied with, and having read and understood a copy of the Deed.

3.	The New Director agrees with immediate effect to accede to and to become a New Director for all purposes of the Deed, and to be deemed a party to the Deed.

4.	This deed shall be governed by and construed in accordance with the law of the Isle of Man.

[Insert appropriate signature clause]

EXECUTION

Executed
as a deed by Suntera (IOM) Limited
acting by two directors:

	/s/ [Signatory]	Director

	/s/ [Signatory]	Director

Signed as a deed by		:
Mathew Palmer
in the presence of:		:

Witness signature:	/s/ Nathan Cardy	:
/s/ Mathew Palmer
Witness print name:	Nathan Cardy	:	Mathew Palmer

Witness Address:	Douglas, Isle of Man	:

Witness Occupation:	Trust Officer	:

Signed as a deed by		:
Maria Lourdes Rivas Mingorance
in the presence of:		:

Witness signature:	/s/ Erin De Backer	:
/s/ Maria Lourdes Rivas Mingorance
Witness print name:	Erin De Backer	:	Maria Lourdes Rivas Mingorance

Witness Address:	Douglas, Isle of Man	:

Witness Occupation:	Trust Officer	:

Executed
as a deed by Curlan Limited
acting by two directors:

	/s/ Mathew Palmer	Director

	/s/ Maria Lourdes Rivas Mingorance	Director

Executed
as a deed by Games Global Limited
acting by one director:

	/s/ Timothy Mickley	Director